UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 11, 2014

NN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23486	62-1096725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Waters Edge Drive, Johnson City, Tennessee	37604
(Address of principal executive offices)	(Zip Code)

(423) 743-9151

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR

On November 11, 2014, the Board of Directors of NN, Inc. (the “Company”) approved an amendment to the Company’s Restated By-laws (the “By-law Amendment”) to implement a majority vote standard for the election of directors in uncontested director elections (with a plurality vote standard applying to contested director elections), coupled with a director resignation policy for those incumbent directors who do not receive a majority vote. Prior to this amendment, election of the Company’s directors was subject in all cases to a plurality vote standard and the Company did not have a related director resignation policy.

The description of the By-law Amendment is qualified in its entirety by the By-law Amendment filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 8.01	OTHER EVENTS

On November 11, 2014, the Company issued a press release announcing the declaration of a quarterly cash dividend of $0.07 per common share payable on December 19, 2014, to shareholders of record as of the close of business on December 5, 2014. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

3.1	Amendment to Restated Bylaws of NN, Inc.

99.1	Press Release of NN, Inc. dated November 11, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2014

NN, INC.

By:	/s/ William C. Kelly, Jr.
	Name:	William C. Kelly, Jr.
	Title:	Vice President and Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment to Restated Bylaws of NN, Inc.

99.1	Press Release of NN, Inc. dated November 11, 2014.